AGREEMENT ("Agreement") made this 18th day of April, 2000, by and among WHITESTAR MARINE RECOVERY, LTD., a British Virgin Islands corporation and a wholly-owned subsidiary (hereinafter referred to as the "Company") of RMS TITANIC, INC., ARGOSY INTERNATIONAL, LTD. , a Turks and Caicos Islands corporation ("Lender") and GRAHAM JESSOP ("Jessop").

                              W I T N E S S E T H :

         WHEREAS, Lender and RMS Titanic, Inc. signed an agreement (the "Acquisition Agreement") which Acquisition Agreement was consummated simultaneously with the execution of this Agreement and which provides for the acquisition by RMS Titanic, Inc. from Lender of certain assets (the "Intangible Assets") in consideration of 600,000 shares of common stock of the RMS Titanic, Inc.; and

         WHEREAS, Jessop is an employee of Lender; and

         WHEREAS, the parties hereto desire to provide for the performance by Jessop of services for the Company.

         NOW, THEREFORE, in consideration of the mutual covenants , the parties agree as follows:

         1. Loan Out. Lender shall cause Jessop to perform services for the Company in accordance with this Agreement.

         2. Jessop's Acknowledgment. Jessop acknowledges that he (a) will perform the services for the Company and (b) agrees to be bound by the provisions of this Agreement.

         3. Duties. Except with respect to the salvage ship RMS Titanic, Jessop shall be in charge of doing all procedures for (a) investigating potential salvaging of sunken ships; (b) removing cargo in connection with the salvaging of sunken ships and (c) exploiting a sunken ship and the cargo removed from the sunken ship so salvaged. Jessop shall be the salvage master of the Company, but shall be subject to the Board of Directors of the Company. If elected an officer or director of the Company, he shall perform such duties without further compensation. During the term hereof, Jessop shall devote his full time and attention to the business and affairs of the Company and shall use his best efforts to advance the best interests of the Company at all times.

         4. Term. The term of the duties of Jessop shall commence on the date hereof and terminate on January 3, 2003.

         5. Place of Performance. Jessop shall perform his duties hereunder at the offices of Lender; provided, however, that he may be reasonably required to travel and render services in different locations from time to time incident to the performance of such duties.

         6.   Compensation.

                (a) The Company shall pay Lender and Lender shall accept basic compensation for all of Jessop's services provided by Lender and performed by Jessop hereunder of a salary at the annual rate of $125,000 to be paid in bi-weekly installments. The Company shall be entitled to withhold such amounts on account of payroll taxes and similar matters as are required by applicable law, rule, or regulation of any appropriate governmental authority. Said compensation shall continue to be paid during any period of consecutive three months physical or mental incapacity unless and until Jessop's employment is terminated as herein provided.

              (b) During the term of Jessop's services hereunder, the Company shall pay the reasonable expenses incurred by Jessop or Lender (within limits that may be established by the Board of Directors of the Company) in the performance of his duties hereunder (or shall reimburse Jessop and Lender on account of such expenses paid directly by Jessop or Lender) promptly upon the submission to the Company by Lender and Jessop of appropriate vouchers.

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

         7. Stock Options. Upon RMS Titanic, Inc.'s adoption of an employee stock option plan, the Company shall grant Jessop stock options pursuant to such adoption plan in the aggregate amount of 250,000 options to purchase 250,000 shares of the Company's common stock. The exercise of such option shall be as follows:
              (a) 83,333 options to be exercised during the period commencing April 1, 2000 and terminating at 11:00 o'clock p.m. on March 31, 2003 at an exercise price of $3.00 per share;

              (b) 83,333 options to be exercised during the period commencing April 1, 2001 and terminating at 11:00 o'clock p.m. on March 31, 2003 at an exercise price of $4.00 per share;

              (c) 83,334 options to be exercised during the period commencing on the date hereof and terminating at 11:00 o'clock p.m. on March 31, 2003 at an exercise price of $5.00 per share.

         8.   Inventions and Confidential Information.

             (a) Any and all inventions, products, discoveries, improvements, processes, formulae, manufacturing methods or techniques, designs, or styles (collectively hereinafter referred to as "Inventions") made, developed, or created by Lender and Jessop (alone or in conjunction with others) during the term of Jessop's services for the Company and for a period of one year thereafter that may be directly or indirectly useful in or related to the business of, or tests being carried out by the Company, RMS Titanic, Inc. or any of RMS Titanic, Inc.'s or the Company's subsidiaries shall be promptly disclosed by Lender and Jessop to the Board of Directors of the Company and shall be the Company's exclusive property.

              (b) Lender and Jessop will upon the Company's request, execute any documents necessary or advisable in the opinion of the Company's counsel to direct issuance of patents to the Company with respect to Inventions that are to be the Company's exclusive property under this Section 8 or to vest in the Company title to such Inventions, the expense of securing any patent, however, to be borne by the Company.

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

               (c) Lender and Jessop will keep confidential and will hold for the Company's sole benefit any Invention that is to be the Company's exclusive property under this Section 8 for which no patent is issued or not applied.

               (d) Each of Lender and Jessop will not without the prior written consent of the Board of Directors of the Company (i) use for his benefit or disclose (except in the ordinary course of his performance of services) at any time thereafter, any information that was obtained or developed by it or him while in the performance of Jessop's services for the Company with respect to any of the Inventions or any customers, suppliers, products, employees, financial affairs, or methods of design, distribution, procurement, or manufacture of the Company, RMS Titanic, Inc. or any of RMS Titanic, Inc.'s or the Company's subsidiaries, or any confidential matter or (ii) take with Jessop upon leaving the Company's term of Jessop's services any document or paper relating to any of the foregoing.

               (e) The provisions of this Section 8 shall be binding upon the heirs, successors and legal representatives of Jessop.
         9. Non-Solicitation. Jessop shall not directly or indirectly, employ, solicit for employment, or advise or recommend to any other person that he or they employ or solicit for employment, any employee of the Company, RMS Titanic, Inc. or of RMS Titaniic, Inc.'s or the Company's subsidiaries for a period of three years thereafter.

         10.   Termination.

              (a) Notwithstanding any provision of this Agreement to the contrary, Jessop's services and the rights and obligations of Lender pursuant to

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

this Agreement shall terminate upon Jessop's death. In addition, the Company may terminate Jessop's services by giving Jessop and Lender written notice of such termination (i) for cause, as hereinafter defined; (ii) if Jessop or Lender shall violate any of the provisions of paragraphs 8 and 9 hereof; or (iii) if Jessop shall become physically or mentally incapacitated and by reason thereof unable to perform his duties hereunder for a period of three consecutive months. For the purpose of clause (i) of this subparagraph 9(a), "for cause" shall mean any of the following events: (x) conviction in a court law of any crime or offense involving money or other property of the Company or any of its subsidiaries, or any felony; or (y) violation of specific written directions of the Board of Directors of the Company; or (z) failure or refusal to perform duties in accordance with this Agreement, provided, however, no discharge shall be deemed "for cause" under this clause (z) unless Jessop and Lender shall have first received written notice from the Board of Directors of the Company advising of the acts or omissions that constitute the failure or refusal to perform his duties, and such failure or refusal continues after he shall have had a reasonable opportunity to correct the acts or omissions so complained of.

              (b) The Company's right of termination shall be in addition to and shall not affect its rights and remedies under paragraphs 8 and 11 of this Agreement, and such rights and remedies under such paragraphs shall survive termination of this Agreement and Jessop's services to the Company.

              (c) In the event of termination of Jessop's services pursuant to the provisions of this Agreement, neither Jessop or Lender shall have any right to receive any compensation for any period subsequent to the date of such termination.

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

         11. Default. Lender and the Company recognize that Jessop's services to be performed hereunder are of a unique, special, and extraordinary character, and that in the event of any conduct by Jessop and Lender violating any provision of this Agreement, the Company shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either at law or in equity, to obtain damages for such conduct, to enforce specific performance of such provision, to enjoin Jessop and/or Lender from such conduct, or to obtain any other relief, or any combination of the foregoing that the Company may elect to pursue.

         12. Notices. All notices, requests and other communications shall be deemed duly given if mailed, postage prepaid, registered or certified, return receipt requested, addressed to the parties below as follows or telecopied to the parties at their fax numbers set forth below:

                  If to the Company:
                  17 Battery Place
                  New York, New York 10004
                  Tel. (212) 558-6300
                  Fax (212) 482-1912

                  If to Lender:

                  c/o Graham Jessop
                  Cour Bizet
                  Les Bas Fald
                  Point El'Eveque
                  France 14120
                  Tel. 33-231-648-164
                  Fax 33-231-647-838

                  If to Jessop:

                  Cour Bizet
                  Les Bas Fald
                  Point El'Eveque
                  France 14120
                  Tel. 33-231-648-164
                  Fax 33-231-647-838

or such other address or fax number as either party may give by appropriate notice.

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







          IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                         WHITESTAR MARINE RECOVERY, LTD.

                         By
                           -----------------------------
                                    President

                         ARGOSY INTERNATIONAL, LTD.

                         By
                           -----------------------------
                                    President



                         -------------------------------
                                 GRAHAM JESSOP


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